Pangaea Logistics Solutions Ltd. Reports Financial Results for the Quarter Ended June 30, 2023
NEWPORT, RI - August 9, 2023 - Pangaea Logistics Solutions Ltd. (“Pangaea” or the “Company”) (NASDAQ: PANL), a global provider of comprehensive maritime logistics solutions, announced today its results for the three months ended June 30, 2023.
SECOND QUARTER 2023 RESULTS
(As compared to the second quarter 2022)

•Net income attributable to Pangaea of $2.8 million, or $0.06 per diluted share
•Adjusted net income attributable to Pangaea of $4.6 million, or $0.10 per diluted share
•Operating cash flow of $2.0 million, a decrease of 95% y/y
•Adjusted EBITDA of $15.9 million, a decrease of 64% y/y
•Time Charter Equivalent ("TCE") rates earned by Pangaea of $15,558 per day, a decline of 43% y/y
•Pangaea’s TCE rates exceeded the average Baltic Panamax and Supramax indices by approximately 49%
•Ratio of net debt to trailing twelve-month Adjusted EBITDA of 2.1x
•Completed the strategic acquisition of marine port terminal operations, expanding logistics service offerings
•Expanded owned vessel fleet to 25 through the acquisition of the 61,000 dwt Bulk Prudence

For the second quarter ended June 30, 2023, Pangaea reported non-GAAP adjusted net income of $4.6 million, or $0.10 per diluted share, on total revenue of $118.1 million. Second quarter TCE rates declined 43% on a year-over-year basis, while total shipping days, which include both voyage and time charter days, declined 14% to 4,056 days, when compared to the year-ago period.

The TCE earned was $15,558 per day for the three months ended June 30, 2023, compared to an average of $27,139 per day for the same period in 2022. During the second quarter 2023, the Company’s average TCE rate exceeded the benchmark average Baltic Panamax and Supramax indices by approximately 49%, supported by Pangaea’s long-term contracts of affreightment ("COAs"), specialized fleet, and cargo-focused strategy.

Total Adjusted EBITDA decreased 64% to $15.9 million in the second quarter, as demand weakness negatively impacted market rates. Adjusted EBITDA margin declined to 9.0% in the second quarter 2023, when compared to the year-ago period, driven by lower market rates.

As of June 30, 2023, the Company had $84.3 million in cash and equivalents. Total debt, including lease finance obligations was $283 million. At the end of the second quarter 2023, the Company's net debt to trailing twelve-month adjusted EBITDA was at 2.1x. During the three months ended June 30, 2023, the Company repaid $3.3 million of long-term debt, $4.1 million of finance leases, and paid $4.5 million of cash dividends.

As of August 8th the Company has booked approximately 3,500 total shipping days generating a TCE of $16,700 per day for the third quarter.

The Company's Board of Directors declared a quarterly cash dividend of $0.10 per common share, to be paid on September 15, 2023, to all shareholders of record as of September 1, 2023.

MANAGEMENT COMMENTARY

“During a period of softer dry bulk rates, our flexible chartered-in strategy has positioned Pangaea to consistently realize a premium TCE rate well above the benchmark indices,” stated Mark Filanowski, Chief Executive Officer of Pangaea Logistics Solutions. “While on a year-to-date basis, excess global dry bulk shipping capacity has resulted in lower overall market rates, our TCE rate exceeded the broader market by almost 50% in the second quarter, further highlighting the durability of our business model. In the third quarter, we anticipate a sequential improvement in our results as we enter peak demand season in the Arctic. At this time, all of our Ice Class 1A vessels are fully booked through October, positioning us to realize above-market rates as we enter the second half of the year."

“Pangaea continues to maintain a disciplined capital allocation strategy designed to drive long-term value creation for our shareholders,” continued Filanowski. “During the second quarter, we completed the acquisition of the 61,000 dwt Bulk Prudence, which we purchased with cash-on-hand. In addition, we closed on the previously announced acquisition of port terminal operations in Fort Lauderdale, Florida and Baltimore, Maryland, positioning us to further expand our on-shore capabilities as we develop an integrated transportation and logistics platform of scale. Finally, we continue to return capital to shareholders through a consistent quarterly cash dividend, with more than $9 million having been paid to shareholders on a year-to-date basis. Despite broader market softness, our premium rate model positions us to support a our return of capital strategy, in line with our holistic focus on total shareholder returns.”

“Looking ahead, we remain optimistic about the fundamentals in the dry bulk market with a historically low order book and a stable demand outlook.,” concluded Filanowski. “Entering the second half of the year, usually our strongest season, we are well positioned to drive improved utilization of our fleet and logistics operations. At the same time, we will continue to evaluate strategic investments in complementary assets that further enhance our unique value proposition, drive margin expansion, and support profitable growth for our shareholders.”

STRATEGIC UPDATE

Pangaea remains committed to developing a leading dry bulk logistics and transportation services company of scale, providing its customers with specialized shipping and supply chain and logistics offerings in commodity and niche markets, which drive premium returns measured in time charter equivalent per day.

Leverage integrated shipping and logistics model. In addition to operating the largest high ice class dry bulk fleet of Panamax and post-Panamax vessels globally, Pangaea also performs stevedoring services, together with port and terminal operations capabilities. In June 2023, Pangaea closed on the acquisition of marine port terminal operations in Port Everglades/Ft. Lauderdale, Port of Palm Beach, Florida, and Port of Baltimore, Maryland. With this acquisition, Pangaea strategically expands its North American terminal network to include the mid-Atlantic and southeastern United States. The acquisition provides Pangaea with additional dry bulk distribution capabilities within growing commerce centers, while augmenting its integrated ocean freight and shoreside solutions offering. The Company is actively leveraging its expanding footprint to grow its onshore relationships with new and existing customers.

Continue to drive strong fleet utilization. In the second quarter, Pangaea's 25 owned vessels were fully utilized and supplemented with an average of 20 chartered-in vessels to support cargo and COA commitments. Utilizing its nimble fleet approach, the Company reduced its exposure to the market by redelivering chartered-in vessels and reducing its average chartered-in fleet from 25 vessels on average during 2022 to 20 vessels in the second quarter 2023. In light of continued softness in the market, the Company was able to continue to meet customer demands by maintaining its chartered-in fleet at 20 vessels.

Continue to drive fleet upgrades and renewals. In June 2023, Pangaea completed the acquisition of the 61,000 dwt Bulk Prudence in the second-hand market for $26.6 million cash. Looking ahead, the Company intends to opportunistically manage its fleet with the purpose of maximizing TCE rates, while continuing to support client requirements on an on-demand basis.

SECOND QUARTER 2023 CONFERENCE CALL

The Company’s management team will host a conference call to discuss the Company’s financial results on Thursday, August 10, 2023 at 8:00 a.m., Eastern Time (ET). Accompanying presentation materials will be available in the Investor Relations section of the Company’s website at https://www.pangaeals.com/investors/. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.

To participate in the live teleconference:

Domestic Live: 1-800-225-9448
International Live: 1-203-518-9708
Conference ID:     PANLQ223

To listen to a replay of the teleconference, which will be available through August 17, 2023:

Domestic Replay: 1-800-934-5153
International Replay: 1-402-220-1182

Pangaea Logistics Solutions Ltd.
Consolidated Statements of Operations
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2022	2022
Revenues:
Voyage revenue	$110,465,557	$173,189,073	$218,415,680	$349,525,824
Charter revenue	7,090,440	22,354,883	12,839,392	37,780,535
Terminal & Stevedore Revenue	519,657	—	519,657	—
Total revenue	118,075,654	195,543,956	231,774,729	387,306,359
Expenses:
Voyage expense	54,459,633	67,907,824	111,274,264	133,158,291
Charter hire expense	29,125,662	65,713,016	51,716,502	143,424,623
Vessel operating expense	13,210,851	12,929,700	26,817,666	26,117,533
Terminal & Stevedore Expenses	374,582	—	374,582	—
General and administrative	5,923,159	5,137,387	11,614,892	10,418,775
Depreciation and amortization	7,126,995	7,293,433	14,453,855	14,594,852
Loss on impairment of vessel	—	—	—	3,007,809
Loss on sale of vessel	—	318,032	1,172,196	318,032
Total expenses	110,220,882	159,299,392	217,423,957	331,039,915

Income from operations	7,854,772	36,244,564	14,350,772	56,266,444

Other income (expense):
Interest expense	(4,125,720)	(3,673,064)	(8,376,234)	(7,044,776)
Interest income	1,042,564	38,332	2,092,410	38,871
Income attributable to Non-controlling interest recorded as long-term liability interest expense	(905,337)	(1,702,674)	(760,600)	(3,543,007)
Unrealized (loss) gain on derivative instruments, net	(1,348,284)	(3,501,649)	(1,771,853)	3,998,665
Other income	248,863	81,231	635,275	218,438
Total other (expense) income, net	(5,087,914)	(8,757,824)	(8,181,002)	(6,331,809)

Net income	2,766,858	27,486,740	6,169,770	49,934,635
Loss (income) attributable to non-controlling interests	77,682	(2,454,307)	149,037	(4,734,237)
Net income attributable to Pangaea Logistics Solutions Ltd.	$2,844,540	$25,032,433	$6,318,807	$45,200,398

Earnings per common share:
Basic	$0.06	$0.56	$0.14	$1.02
Diluted	$0.06	$0.56	$0.14	$1.00

Weighted average shares used to compute earnings per common share:
Basic	44,775,438	44,430,487	44,744,039	44,411,025
Diluted	45,127,972	45,070,533	45,122,019	45,129,077

Pangaea Logistics Solutions Ltd.
Consolidated Balance Sheets

	June 30, 2023	December 31, 2022
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$84,295,860	$128,384,606
Accounts receivable (net of allowance of $5,497,118 and $4,367,848 at June 30, 2023 and December 31, 2022, respectively)	42,822,372	36,755,149
Bunker inventory	27,452,209	29,104,436
Advance hire, prepaid expenses and other current assets	32,359,905	28,266,831
Total current assets	186,930,346	222,511,022

Fixed assets, net	486,380,572	476,524,752
Finance lease right of use assets, net	42,050,361	43,921,569
Goodwill	3,104,800	—
Other non-current Assets	6,106,786	5,284,127
Total assets	$724,572,865	$748,241,470

Liabilities and stockholders' equity
Current liabilities
Accounts payable, accrued expenses and other current liabilities	$46,705,982	$38,554,131
Deferred revenue	14,500,065	20,883,958
Current portion of secured long-term debt	32,259,599	15,782,530
Current portion of finance lease liabilities	16,423,228	16,365,075
Dividend payable	808,862	626,178
Total current liabilities	110,697,736	92,211,872

Secured long-term debt, net	73,441,002	98,819,739
Finance lease liabilities, net	160,627,406	168,513,939
Long-term liabilities - other	18,234,990	19,974,390

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value, 1,000,000 shares authorized and no shares issued or outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized; 46,466,622 shares issued and outstanding at June 30, 2023; 45,898,395 shares issued and outstanding at December 31, 2022	4,648	4,590
Additional paid-in capital	163,890,246	162,894,080
Retained earnings	148,330,406	151,327,392
Total Pangaea Logistics Solutions Ltd. equity	312,225,300	314,226,062
Non-controlling interests	49,346,431	54,495,468
Total stockholders' equity	361,571,731	368,721,530
Total liabilities and stockholders' equity	$724,572,865	$748,241,470

Pangaea Logistics Solutions, Ltd.
Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2023	2022
Operating activities	(unaudited)	(unaudited)
Net income	$6,169,770	$49,934,635
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization expense	14,453,855	14,594,852
Amortization of deferred financing costs	471,582	499,703
Amortization of prepaid rent	60,564	60,969
Unrealized loss (gain) on derivative instruments	1,771,853	(3,998,665)
Income from equity method investee	(635,275)	(218,438)
Earnings attributable to non-controlling interest recorded as other long term liability	760,600	3,543,007
Provision for doubtful accounts	1,129,270	518,796
Loss on impairment of vessel	—	3,007,809
Loss on sale of vessel	1,172,196	318,032
Drydocking costs	(3,361,280)	(4,858,510)
Share-based compensation	1,123,507	1,138,785
Change in operating assets and liabilities:
Accounts receivable	(7,196,493)	12,640,090
Bunker inventory	1,652,227	(25,675,924)
Advance hire, prepaid expenses and other current assets	(3,503,097)	12,286,477
Accounts payable, accrued expenses and other current liabilities	5,894,024	13,292,238
Deferred revenue	(6,383,893)	(7,858,791)
Net cash provided by operating activities	13,579,410	69,225,065

Investing activities
Purchase of vessels and vessel improvements	(27,039,525)	(18,501,875)
Purchase of fixed assets and equipment	—	(71,416)
Contributions to non-consolidated subsidiaries	—	(18,505)
Proceeds from sale of vessel	8,933,700	8,400,000
Acquisitions, net of cash acquired	(7,200,000)	—
Dividends received from equity method investments	1,627,500	—
Net cash used in investing activities	(23,678,325)	(10,191,796)

Financing activities
Payments of financing fees and issuance costs	—	(331,317)
Payments of long-term debt	(9,096,390)	(9,010,117)
Proceeds from finance leases	—	15,000,000
Payments of finance lease obligations	(8,133,049)	(7,808,388)
Dividends paid to non-controlling interests	(5,000,000)	(5,000,000)
Accrued common stock dividends paid	(9,133,109)	(5,629,329)
Cash paid for incentive compensation shares relinquished	(127,283)	(287,630)
Payments to non-controlling interest recorded as long-term liability	(2,500,000)	—
Net cash used in financing activities	(33,989,831)	(13,066,781)

Net (decrease) increase in cash and cash equivalents	(44,088,746)	45,966,488
Cash and cash equivalents at beginning of period	128,384,606	56,208,902
Cash and cash equivalents at end of period	$84,295,860	$102,175,390

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net Transportation and Service Revenue
Gross Profit	$13,805,410	$41,699,983	$27,192,817	$70,011,060
Add:
Vessel Depreciation and Amortization	7,099,516	7,293,433	14,398,898	14,594,852
Net transportation and service revenue	$20,904,926	$48,993,416	$41,591,715	$84,605,912

Adjusted EBITDA
Net Income	2,766,858	27,486,740	6,169,770	49,934,635
Interest expense, net	3,083,156	3,634,732	6,283,824	7,005,905
Income attributable to Non-controlling interest recorded as long-term liability interest expense	905,337	1,702,674	760,600	3,543,007
Depreciation and amortization	7,126,995	7,293,433	14,453,855	14,594,852
EBITDA	13,882,346	40,117,579	27,668,049	75,078,399
Non-GAAP Adjustments:
Loss on impairment of vessels	—	—	—	3,007,809
Loss on sale of vessels	—	318,032	1,172,196	318,032
Share-based compensation	267,073	310,979	1,123,507	1,138,785
Unrealized loss (gain) on derivative instruments, net	1,348,284	3,501,649	1,771,853	(3,998,665)
Other non-recurring items	425,702	—	425,702	—
Adjusted EBITDA	$15,923,405	$44,248,239	$32,161,307	$75,544,360

Earnings Per Common Share
Net income attributable to Pangaea Logistics Solutions Ltd.	$2,844,540	$25,032,433	$6,318,807	$45,200,398

Weighted average number of common shares outstanding - basic	44,775,438	44,430,487	44,744,039	44,411,025
Weighted average number of common shares outstanding - diluted	45,127,972	45,070,533	45,122,019	45,129,077

Earnings per common share - basic	$0.06	$0.56	$0.14	$1.02
Earnings per common share - diluted	$0.06	$0.56	$0.14	$1.00

Adjusted EPS
Net Income attributable to Pangaea Logistics Solutions Ltd.	$2,844,540	$25,032,433	$6,318,807	$45,200,398
Non-GAAP
Add: loss on impairment of vessels	—	—	—	3,007,809
Loss on sale of vessels	—	318,032	1,172,196	318,032
Unrealized loss (gain) on derivative instruments	1,348,284	3,501,649	1,771,853	(3,998,665)
Other non-recurring items	425,702	$—	425,702	—
Non-GAAP adjusted net income attributable to Pangaea Logistics Solutions Ltd.	$4,618,526	$28,852,114	$9,688,558	$44,527,574

Weighted average number of common shares - basic	44,775,438	44,430,487	44,744,039	44,411,025
Weighted average number of common shares - diluted	45,127,972	45,070,533	45,122,019	45,129,077

Adjusted EPS - basic	$0.10	$0.65	$0.22	$1.00
Adjusted EPS - diluted	$0.10	$0.64	$0.21	$0.99

Pangaea Logistics Solutions Ltd.
Reconciliation of Non-GAAP Measures
(unaudited)

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES. As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release discusses non-GAAP financial measures, including non-GAAP net revenue and non-GAAP adjusted EBITDA. This is considered a non-GAAP financial measure as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

We use non-GAAP financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding charges that are not incurred in the normal course of business. Non-GAAP financial measures also facilitate management's internal planning and comparisons to our historical performance and liquidity. We believe certain non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.

Gross Profit. Gross profit represents total revenue less net transportation and service revenue and less vessel depreciation and amortization.

Net transportation and service revenue. Net transportation and service revenue represents total revenue less the total direct costs of transportation and services, which includes charter hire, voyage and vessel operating expenses and terminal & stevedore expenses. Net transportation and service revenue is included because it is used by management and certain investors to measure performance by comparison to other logistic service providers. Net transportation and service revenue is not an item recognized by the generally accepted accounting principles in the United States of America, or U.S. GAAP, and should not be considered as an alternative to net income, operating income, or any other indicator of a company's operating performance required by U.S. GAAP. Pangaea’s definition of net transportation and service revenue used here may not be comparable to an operating measure used by other companies.

Adjusted EBITDA and adjusted EPS. Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, interest income, income taxes, depreciation and amortization, loss on impairment, loss on sale and leaseback of vessels, share-based compensation, other non-operating income and/or expense and other non-recurring items, if any. Earnings per share represents net income divided by the weighted average number of common shares outstanding. Adjusted earnings per share represents net income attributable to Pangaea Logistics Solutions Ltd. plus, when applicable, loss on sale of vessel, loss on sale and leaseback of vessel, loss on impairment of vessel, unrealized gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock.

There are limitations related to the use of net revenue versus income from operations, adjusted EBITDA versus income from operations, and adjusted EPS versus EPS calculated in accordance with GAAP. In particular, Pangaea’s definition of adjusted EBITDA used here are not comparable to EBITDA.

The table set forth above provides a reconciliation of the non-GAAP financial measures presented during the period to the most directly comparable financial measures prepared in accordance with GAAP.

About Pangaea Logistics Solutions Ltd.

Pangaea Logistics Solutions Ltd. (NASDAQ: PANL) provides logistics services to a broad base of industrial customers who require the transportation of a wide variety of dry bulk cargoes, including grains, pig iron, hot briquetted iron, bauxite, alumina, cement clinker, dolomite, and limestone. The Company addresses the transportation needs of its customers with a comprehensive set of services and activities, including cargo loading, cargo discharge, vessel chartering, and voyage planning. Learn more at www.pangaeals.com.

Investor Relations Contacts

Gianni Del Signore	Stefan C. Neely
Chief Financial Officer	Vallum Advisors
401-846-7790
Investors@pangaeals.com	PANL@val-adv.com

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are based on our current expectations and beliefs and are subject to a number of risk factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company disclaims any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise, except as required by law. Such risks and uncertainties include, without limitation, the strength of world economies and currencies, general market conditions, including fluctuations in charter rates and vessel values, changes in demand for dry bulk shipping capacity, changes in our operating expenses, including bunker prices, dry-docking and insurance costs, the market for our vessels, availability of financing and refinancing, charter counterparty performance, ability to obtain financing and comply with covenants in such financing arrangements, changes in governmental rules and regulations or actions taken by regulatory authorities, potential liability from pending or future litigation, general domestic and international political conditions, potential disruption of shipping routes due to accidents or political events, vessels breakdowns and instances of off-hires and other factors, as well as other risks that have been included in filings with the Securities and Exchange Commission, all of which are available at www.sec.gov.